                                                                    Exhibit 99.2


                             STOCKHOLDERS AGREEMENT


     STOCKHOLDERS AGREEMENT, dated as of October 1, 2001 (this "Agreement"), by and among Orchid BioSciences, Inc., a Delaware corporation, Persia Merger Sub, Inc., a Delaware corporation and a newly-formed, special-purpose and wholly-owned direct subsidiary of Parent ("Merger Sub"), and each of the parties identified on Schedule A hereto (individually, a "Stockholder," and collectively, the "Stockholders").

     WHEREAS, Lifecodes Corporation, a Delaware corporation (the "Company"), Parent and Merger Sub have contemporaneously with the execution and delivery of this Agreement, entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") which provides, among other things, that Merger Sub will be merged (the "Merger") with and into the Company pursuant to the terms and conditions thereof (capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement); and

     WHEREAS, as an essential condition and inducement to Parent to enter into the Merger Agreement and in consideration therefor, the undersigned Stockholders and Parent have agreed to enter into this Agreement; and

     WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner of the number of shares of Company Shares as set forth opposite their respective names under Column I on Schedule A hereto (with respect to each such Stockholder, such Stockholder's "Current Shares" and together with any shares of Company Shares acquired after the date hereof, whether upon the exercise of options or otherwise, such Stockholder's "Shares") and the record and beneficial owner of options or other rights to purchase the number of shares of Company Common Stock set forth under Column II of Schedule A attached hereto.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                VOTING OF SHARES

     1.1 AGREEMENT TO VOTE. Each Stockholder hereby agrees, severally and not jointly, that it shall, and shall cause the holder of record on any applicable record date to, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of the approval and adoption of the Merger Agreement, the Merger and any action required in furtherance thereof, (ii) against any action or agreement that would directly or indirectly result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (iii) against any Acquisition Proposal or any other action or agreement that directly or indirectly, is inconsistent with or that is reasonably likely, directly or indirectly, to impede, interfere with, delay, postpone or attempt to discourage the Merger or any other transaction contemplated by the Merger Agreement.

     1.2 GRANT OF PROXY. In furtherance and not in limitation of the foregoing, each Stockholder, by this Agreement, with respect to all of such Stockholder's Shares has executed an Irrevocable Proxy (the "Proxy") in favor of Parent, in the form attached hereto as Exhibit A. By signature of its President to this Agreement, the Company hereby acknowledges that the Proxy granted by each Stockholder, when made in the form of Exhibit A, shall be in a form acceptable to the Company.

     1.3 NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein or in the Proxy, or in the performance of the Stockholders' duties or responsibilities as stockholders of the Company.

     1.4 NO INCONSISTENT AGREEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement, voting trust or similar agreement with respect to any of the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, and the Shares are not otherwise subject to, a proxy or power of attorney with respect to any of the Shares which is inconsistent with such Stockholder's obligations pursuant to this Agreement or in the Proxy. Each Stockholder also covenants and agrees that such Stockholder will not, prior to the termination of this Agreement, take any action that would make any representation or warranty contained herein or in the Merger Agreement untrue or have the effect of preventing, disabling or hindering such Stockholder from performing its obligations under this Agreement or the Company from consummating the transactions contemplated by the Merger Agreement.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Each Stockholder hereby severally and not jointly represents and warrants to Parent and Merger Sub as follows:

     2.1 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

     2.2 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings required under applicable federal and state securities laws and regulations and the HSR Act, none of the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) require any filing with, or Approval of, any Governmental Authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any Order or Law applicable to it or any of its properties or assets.

     2.3 SHARES. Such Stockholder's Current Shares are, and all of its Shares on the Closing Date will be, owned beneficially and of record by such Stockholder. As of the date hereof, such Stockholder's Current Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder. All of such Stockholder's Current Shares are issued and outstanding, and, except as set forth on in Schedule A, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock or any other capital stock or securities of the Company and has no interest in or voting rights with respect to any other securities of the Company. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Current Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Stockholder has good and marketable title to its Current Shares and at all times during the term hereof and on the Closing Date will have good and marketable title to its Shares, free and clear of all Liens, and, upon delivery thereof to Merger Sub against delivery of the consideration therefor pursuant to the Merger Agreement, good and marketable title thereto, free and clear of all Liens (other than any arising as a result of actions taken or omitted by Merger Sub), will pass to Merger Sub.

     2.4 NO FINDER'S FEES. Except as previously disclosed to Parent in writing, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or the Merger based on arrangements made by or on behalf of such Stockholder.

     2.5 NO GROUP. Each Stockholder is acting individually and not as part of a "group" as defined in the Exchange Act.

                                  ARTICLE III

                                OTHER COVENANTS

     3.1  FURTHER AGREEMENTS OF STOCKHOLDER.

     (a) No Sale or Transfer of Shares. Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Current Shares, any Shares acquired after the date hereof, any securities exercisable for or convertible into Company Common Stock or any interest in any of the foregoing, without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed (provided nothing contained herein shall be deemed to restrict the exercise of options).

     (b) Certificates. Each Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificated or uncertificated interest representing any of such Stockholder's Shares, and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder's Shares, unless such transfer is
made in compliance with this Agreement.   Each Stockholder acknowledges and
agrees that each certificate representing any Shares shall, at Parent's request, bear the following legend:

"THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER AND CERTAIN VOTING RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF ______________, 2001 BY AND AMONG ORCHID BIOSCIENCES, INC. AND THE PARTIES IDENTIFIED ON SCHEDULE A THERETO (A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF ORCHID BIOSCIENCES, INC.), AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH STOCKHOLDERS AGREEMENT."

     If Parent so requests, as soon as practicable after the execution and delivery of this Agreement (and in no event more than ten (10) business days thereafter), each Stockholder shall surrender each certificate representing any of such Shares to the Company in exchange for one or more certificates representing such Shares bearing the foregoing legend.

     (c) Stock Dividend or Distribution. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Each Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until the Shares are canceled in the Merger.

     (d) Acquisition Proposal. Each Stockholder shall not, nor shall it authorize or permit any Affiliate, director, officer, employee, or any investment banker, attorney or other advisor, agent or representative of, such Stockholder (collectively, the "Representatives") to, directly or indirectly,
(i) solicit, facilitate, initiate, entertain or encourage, or take any action to solicit, facilitate, initiate, entertain or encourage, any inquiries or communications or the making of any proposal or offer that constitutes or may constitute an Acquisition Proposal, or (ii) participate or engage in any discussions or negotiations with, or provide any information to, or take any action with the intent to facilitate the efforts of, any Person concerning any possible Acquisition Proposal or any inquiry or communication which might be reasonably be expected to result in an Acquisition Proposal. From and after the date hereof, each Stockholder shall immediately cease and terminate, and shall cause its Representatives to immediately cease and cause to be terminated, all existing discussion or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

     (e) Performance. Each Stockholder covenants and agrees with the other Stockholders and for the benefit of the Company (which shall be a third party beneficiary of this Section 3.1(e)) to comply with and perform all its obligations under this Agreement.

     (f) Optionholders. Each Stockholder which holds any option to purchase shares of Company Common Stock hereby consents to the treatment of such option as set forth in Section 1.8 of the Merger Agreement.

     (g) Appraisal Rights. Each Stockholder covenants and agrees not to exercise any rights of appraisal with respect to any of its current Shares, any Shares acquired after the date hereof, or any securities exercisable for or convertible into Company Common Stock.

     (h) Covenants. The Stockholder hereby represents to and covenants with Parent that, during the period of effectiveness of the Resale Registration Statement, the Stockholder will:

         (i) Not engage in any stabilization activity in connection with any of Parent's securities other than as permitted under the Exchange Act;

         (ii) To the extent required by applicable law, cause to be furnished to any purchaser of the Shares of Parent Common Stock and to the broker-dealer, if any, through whom Shares of Parent Common Stock may be offered, a copy of the final prospectus contained in the Resale Registration Statement, as supplemented or amended through the date of the sale (the "Prospectus"); and

         (iii) Not bid for or purchase any securities or Parent or any rights to acquire Parent's securities, or attempt to induce any person to purchase any of Parent's securities (except for the Shares to be sold to such person by means of the Prospectus) or any rights to acquire Parent's securities other than as permitted under the Exchange Act.

     (i) Information for Use in Resale Registration Statement. The Stockholder hereby agrees to complete and forward to Parent any information requested by Parent for inclusion in the Resale Registration Statement on Form S-3. The Stockholder understands that such information is being provided to Parent specifically for use in, or in connection with, the Resale Registration Statement and the Prospectus, and has executed this Agreement with such knowledge.

     3.2  FURTHER AGREEMENTS OF PARENT.

     (a) Registration Rights. The parties agree that the provisions of Sections 6.1 and 6.14 of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such provisions had been set forth in their entirety herein and that such provisions constitute a binding agreement between the Stockholder and Parent with respect to the subject matter thereof.

     (b) Additional Obligations of Parent. Parent shall (i) furnish to each Stockholder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Stockholder may reasonably request in order to effect the offering and sale of the Shares to be offered and sold, but only while Parent shall be required under the provisions of this Agreement to cause the Resale Registration Statement to remain current; (ii) notify each Stockholder upon the happening of any event as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing and thereafter promptly take reasonable action to correct the misstatement or omission; (iii) so long as the Resale Registration Statement remains effective, promptly furnish to each Stockholder a reasonable number of copies of any supplements to such prospectus as may have been filed by Parent; (iv) notify each Stockholder, promptly after it shall receive notice thereof, of the date and time the Resale Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the Resale Registration Statement has been filed;
(v) notify each Stockholder promptly after it obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Resale Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     (c) Reports under the Exchange Act. Parent agrees to use its best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and Exchange Act.

     (d) Survival. The provisions of this Section 3.2 shall survive the termination of this Agreement until such time the Registrable Securities may be sold in accordance with Rule 145 or under Rule 144(k) of the Securities Act.

                                   ARTICLE IV

                                 MISCELLANEOUS

     4.1 BEST EFFORTS. Prior to the Effective Time, each Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable and without further consideration, the Merger and the other transactions contemplated by the Merger Agreement and this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary Approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or this Agreement or the consummation of any of the transactions contemplated by the Merger Agreement and this Agreement, including seeking to have any stay or temporary restraining order entered by any Court or other Governmental Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments and the taking of such further action as may be necessary or desirable to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement and this Agreement.

     4.2 TERMINATION. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or
(b) termination of the Merger Agreement pursuant to Section 8.1 thereof. Nothing in this Section 4.2 shall relieve or otherwise limit any party of liability for breach of this Agreement. Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

     4.3 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, the Merger Agreement and the other Related Agreements constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and, except as provided for in Section 3.1(e), is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     4.4 AMENDMENTS; ASSIGNMENTS; SUCCESSORS. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned delegated or otherwise transferred , in whole or in part, by any of the parties without prior written consent of the other parties, and any purported assignment, delegation or transfer without such consent shall be null and void; provided, however that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Parent without such consent. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any options or other rights, by operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Stockholder or otherwise.

     4.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     4.6 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     4.7 GOVERNING LAW; SPECIFIC PERFORMANCE; ENFORCEMENT. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, Delaware Law. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Delaware Courts within the State of Delaware and, more particularly, to the fullest extent such Court shall have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware, will have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such Courts, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section
4.7 and shall not be deemed to be a general submission to the jurisdiction of such Courts or in the State of Delaware other than for such purpose. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware Law, any claim, that (i) such party is not personally subject to the jurisdiction of such Courts, (ii) such party and such party's property is immune from any legal process issued by such Courts, or (iii) any litigation commenced in such Courts is brought in an inconvenient forum.

     4.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by facsimile, with confirmation as provided above addressed as follows:

               If to a Stockholder:

                    At the address set forth opposite such
                    Stockholder's name on Schedule A hereto

               With a copy to:

               If to Parent:

                    Orchid BioSciences, Inc.
                    303 College Road East
                    Princeton, NJ 08540
                    Facsimile:  (609) 750-2200
                    E-mail: knash@orchid.com
                    Attention:  Kevin Nash, Esq.

               With a copy (which shall not constitute notice) to:

                    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                    Boston, Massachusetts  02111
                    Attention:  John J. Cheney Esq.
                    Facsimile:  (617) 542-2241
                    E-mail:  jcheney@mintz.com

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or facsimile or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

     4.9 OBLIGATIONS OF STOCKHOLDERS. Except as otherwise provided herein, the representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint. The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Company and not as directors.

     4.10 INTERPRETATION. The parties have participated jointly in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.

     4.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. As to any Stockholder, this Agreement shall become effective when two or more counterparts have been signed by each of such Stockholder and Parent and delivered to the other.

     4.12 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     4.13 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

     4.14 SURVIVAL. The representations and warranties of the Stockholders set forth in Article II and Sections 4.2, 4.7 and 4.8 of this Agreement shall survive the termination of this Agreement.


           [THE REMAINDER OF THIS PAGE REMAINS INTENTIONALLY BLANK.]

          IN WITNESS WHEREOF, each of the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first written above.

                                    ORCHID BIOSCIENCES, INC.


                                    By:  /s/ Donald R. Marvin
                                       -----------------------
                                       Name: Donald R. Marvin
                                       Title: Chief Financial Officer,
                                       Chief Operating Officer and Senior Vice
                                       President, Corporate Development


                                    PERSIA MERGER SUB, INC.


                                    By:  /s/ Donald R. Marvin
                                       -----------------------
                                       Name: Donald R. Marvin
                                       Title: President

STOCKHOLDERS:


/s/ Michael L. Baird, Ph.D.
---------------------------        4 Spruce Hill Lane
Name: Michael L. Baird, Ph.D.      Goshen, NY 10924


/s/ Ivan Balazs, Ph.D.
----------------------             21 Rock Ridge Circle
Name: Ivan Balazs, Ph.D.           New Rochelle, NY 10806


/s/ Joseph I. Bishop
--------------------               85 East Bridge Street
Name: Joseph I. Bishop             Spring City, PA 19475


/s/ Claude L. Buller
--------------------               c/o ILI.
Name: Claude L. Buller             606 Idol Drive, Suite 2
                                   High Point, NC 27262


/s/ Prof. Dr. Gerhard Ehninger
------------------------------     Plattleite 9
Name: Prof. Dr. Gerhard Ehininger  01326 Dresden, Germany


/s/ Theodore H. Elliott, Jr.
----------------------------       20 Woodland Drive
Name: Theodore H. Elliot, Jr.      Darien, CT 06820

/s/ Dean Fenton
---------------                    25 West Elm
Name: Dean Fenton                  Greenwich, CT 06830


/s/ Carole M. Foran
-------------------                18 Rolling Hills Way
Name: Carole M. Foran              Port Murray, NJ 07865


/s/ Carole M. Foran
-------------------                18 Rolling Hills Way
Name: Carole M. Foran,             Port Murray, NJ 07865
Custodian for Julia C. Foran


/s/ Kristen Fredericks
----------------------             40 Brook Farm Road
Name: Kristen Fredericks           Bedford, NY 10506


/s/ Robert J. Fredericks
------------------------           694 McCrey Drive
Name:  Robert J. Fredericks        Ballston Spa, NY 12020


/s/ Robert J. Fredericks
------------------------           694 McCrey Drive
Name: Robert J. Fredericks,        Ballston Spa, NY 12020
Custodian for Drew R. Fredericks


/s/ Walter O. Fredericks
------------------------           40 Brook Farm Road
Name: Walter O. Fredericks         Beford, NY 10506


/s/ Yvonne Fredericks
---------------------              40 Brook Farm Road
Name: Yvonne Fredericks            Bedford, NY 10506


/s/ Ross V. Hickey, Jr.
-----------------------            5820 Fredericksberg Dr.
Name: Ross V. Hickey, Jr.          Nashville, TN 37215


/s/ Richard A. Sandberg
-----------------------            233 Brushy Ridge
Name: Richard A. Sandberg          Canaan, CT 06840


/s/ Jacob Victor, Ph.D.
-----------------------            25 Pleasant Avenue
Name: Jacob Victor, Ph.D.          Passaic, NJ 07055

BISHOP FAMILY TRUST


By:    /s/ Joseph P. Bishop
       --------------------         c/o Joseph I. Bishop
Name:  Joseph P. Bishop             85 East Bridge Street
Title: Trustee                      Spring City, PA 19475

By:    /s/ Karen L. Ambrogi
       --------------------
Name:  Karen L. Ambrogi
Title: Trustee


CENTURY II CORP.


By:    /s/ Ross Hickey
       ------------------           5820 Fredericksberg Dr.
Name:  Ross Hickey                  Nashville, TN 37215
Title: President


FREDERICKS FAMILY LLC


By: /s/ Walter O. Fredericks
    ------------------------       c/o Walter O. Fredericks
Name:  Walter O. Fredericks        40 Brook Farm Road
Title: Manager                     Bedford, NY 10506

                                   AS TO THE LAST SENTENCE OF
                                   SECTION 1.2:

                                   LIFECODES CORPORATION


                                   By:  /s/ Michael E.B. Spicer
                                         -----------------------
                                   Name:  Michael E.B. Spicer
                                   Title: Chief Financial Officer

                                   SCHEDULE A

                                  Stockholders
                                  ------------



Name  (Current Shares)  (Options)
----  ----------------  ---------